Exhibit (a)(2)

SCHEDULE A

SERIES OF TRUST

as of August 11, 2009

PIMCO 0-1 Year U.S. Treasury Index Fund	PIMCO Enhanced Short Maturity Strategy Fund

PIMCO 1-3 Year U.S. Treasury Index Fund	PIMCO Global Advantage Bond Index Fund

PIMCO 1-5 Year U.S. TIPS Index Fund	PIMCO Global Inflation-Linked Bond Index Fund

PIMCO 3-7 Year U.S. Treasury Index Fund	PIMCO Government Limited Maturity Strategy Fund

PIMCO 7-15 Year U.S. Treasury Index Fund	PIMCO Intermediate Municipal Bond Strategy Fund

PIMCO 15+ Year U.S. TIPS Index Fund	PIMCO Prime Limited Maturity Strategy Fund

PIMCO 15+ Year U.S. Treasury Index Fund	PIMCO Short Term Municipal Bond Strategy Fund

PIMCO 20+ Year Zero Coupon U.S. Treasury Index Fund	PIMCO Subprime Mortgage Index Fund

PIMCO Broad U.S. TIPS Index Fund	PIMCO U.S. Aggregate Bond Index Fund

PIMCO Commercial Mortgage Bond Index Fund	PIMCO U.S. Long Duration Corporate Bond Index Fund

PIMCO Emerging Markets Bond Index Fund	PIMCO U.S. Mortgage Index Fund

PIMCO Emerging Markets Government Inflation-Linked Bond Index Fund	PIMCO Umbrella Credit Index Fund